EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement and Prospectus on Form S-1 of our report dated July 10, 2008 relating to the financial statements of DRTATTOFF, LLC as of December 31, 2007 and 2006 and for each of the years in the two year period ended December 31, 2007 which appear in this Registration Statement and Prospectus. We also consent to the reference to us under the heading “Experts” in such Registration Statement and Prospectus.

\ s\ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
July 29, 2008